UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2018

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2018, the board of directors of Body and Mind Inc. (the “Company”) appointed Stephen (Trip) Hoffman as the Chief Operating Officer of the Company.

As a result, the Company’s current directors and executive officers are as follows:

Name	Position

Leonard Clough	CEO, President and Director

Darren Tindale	CFO

Robert Hasman	Director

Kevin Hooks	Director

Dong Shim	Director

Scott Dowty	Director

Stephen Hoffman	Chief Operating Officer

Stephen (Trip) Hoffman (age 54) was previously the Chief Executive Officer of Bolder Venture Ltd., a privately held medical and recreational marijuana cultivation and dispensary company located in Boulder, Colorado, from 2016 until his appointment as Chief Operating Officer of the Company. From 2011 to 2016, Mr. Hoffman was the Chief Executive Officer of Trading Block Holdings Inc., a financial technology company located in Chicago, Illinois. Mr. Hoffman obtained a PhD in physics from Purdue University in December 1991.

Item 7.01 Regulation FD Disclosure

On November 15, 2018, the Company issued a news release announcing the appointment of Mr. Trip Hoffman to the position of Chief Operating Officer of the Company as the Company continues expansion and assesses additional accretive opportunities.

A copy of the news release is attached as Exhibit 99.1 hereto.

2

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description
99.1	News Release dated November 15, 2018.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: November 15, 2018	By:	/s/ Darren Tindale
Darren Tindale
Chief Financial Officer

4